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                                                                     Exhibit 4.8

        This ADMINISTRATION AGREEMENT dated as of September 1, 2003, among CNH WHOLESALE MASTER NOTE TRUST, a Delaware statutory trust (the "Issuer"), CASE CREDIT CORPORATION, a Delaware corporation, as administrator (the "Administrator"), and JPMORGAN CHASE BANK, a New York banking corporation, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee").

                              W I T N E S S E T H :

        WHEREAS, the Issuer has entered into the Indenture, dated as of September 1, 2003 (as amended and supplemented from time to time, the "Indenture"), between the Issuer and the Indenture Trustee, pursuant to which the Issuer may from time to time issue its Notes in one or more Series, the terms of which will be set forth in the related Indenture Supplement (capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Transfer and Servicing Agreement and, if not defined therein, the Indenture);

        WHEREAS, the Issuer will enter into indenture supplements from time to time (as amended and supplemented from time to time, each an "Indenture Supplement"), between the Issuer and the Indenture Trustee for the issuance of a Series of Notes;

        WHEREAS, the Issuer will enter into from time to time a letter of representations (as amended and supplemented from time to time, each a "Note Depository Agreement"), among the Issuer, the Indenture Trustee, the Administrator and The Depository Trust Company relating to a Series of Notes (the Note Depository Agreement, the Indenture, the Series 2003-1 Indenture Supplement, the Series 2003-2 Indenture Supplement, the Series 2003-3 Indenture Supplement and each other Indenture Supplement executed and delivered from time to time in connection with the issuance of a Series of Notes (the "Indenture Supplements") being referred to hereinafter collectively as the "Related Agreements");

        WHEREAS, pursuant to the Related Agreements, the Issuer and the Owner Trustee are required to perform certain duties in connection with (a) the Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral") and (b) the beneficial ownership interests in the Issuer (the registered holders of such interests being referred to herein as the "Owners");

        WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Owner Trustee referred to in the preceding clause and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Owner Trustee may from time to time request; and

        WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner Trustee on the terms set forth herein;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                                        ADMINISTRATION AGREEMENT

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        1.      DUTIES OF THE ADMINISTRATOR. (a) Duties with Respect to the Note
Depository Agreement, the Indenture and the Indenture Supplement. (i) The Administrator agrees to perform all its duties as Administrator and the duties of the Issuer and the Owner Trustee under the Note Depository Agreement. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer or the Owner Trustee under the Indenture, each Indenture Supplement and the Note Depository Agreement. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Indenture, each Indenture Supplement and the Note Depository Agreement. The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Indenture, each Indenture Supplement or the Note Depository Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer or the Owner Trustee to take pursuant to the Indenture including, without limitation, such of the foregoing as are required with respect to the following matters under the Indenture or an Indenture Supplement:

                (A) the delivery of an Officer's Certificate or an Opinion of Counsel as to compliance with the Indenture (Indenture Section 1.02);

                (B) the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Indenture Sections 2.04 and 2.05);

                (C) the delivery to the Indenture Trustee of the Issuer Certificate (Indenture Section 2.02);

                (D) the duty to cause the Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Indenture Section 3.05);

                (E) the delivery to the Indenture Trustee and the Rating Agencies of a Tax Opinion, and certain other documents related to a new issuance of Notes (Indenture Section 3.10);

                (F) the receipt of a confirmation from the Rating Agencies and the delivery to the Indenture Trustee and the Rating Agencies of a Tax Opinion and in regard to a change in the Required Subordinated Amount for any class of Notes (Indenture Section 3.11);

                (G) the duty to cause to be established and maintained the Collection Account (Indenture Section 4.02);

                (H) the giving of written directions to the Indenture Trustee regarding investment of funds on deposit in the Accounts (Indenture Section 4.03);

                (I) the giving of demand to the Indenture Trustee to execute proper instruments acknowledging satisfaction and discharge of the Indenture, and delivery to

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        the Indenture Trustee of an Officer's Certificate and an Opinion of
        Counsel regarding the satisfaction and discharge of the Indenture (Indenture Section 6.01);

                (J) the approval of the appointment of an Authenticating Agent (Indenture Section 8.14);

                (K) the preparation of required tax information and delivery thereof to the Indenture Trustee (Indenture Section 8.15);

                (L) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Indenture Section 9.01);

                (M) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Indenture Section 9.05);

                (N) the completion and delivery to the Indenture Trustee and the Rating Agencies of the Monthly Noteholder's Statement (Indenture
        Section 9.07);

                (O) the delivery of a Tax Opinion, and an Officer's Certificate, in connection with the amendment of the Indenture or the entering into of a supplemental indenture (Indenture Sections 10.01 and 10.02);

                (P) the delivery to the Indenture Trustee of an Opinion of Counsel in connection with the execution of an Indenture Supplement (Indenture Section 10.03);

                (Q) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Indenture Section 11.03);

                (R) the delivery of an annual compliance statement as specified in the Indenture (Indenture Section 11.04);

                (S) the doing or causing to be done of all things necessary to preserve and keep in full force and effect the Issuer's legal existence (Indenture Section 11.05);

                (T) at the request of the Indenture Trustee, to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture (Indenture Section 11.06);

                (U) the provision of any information to satisfy the conditions set forth in Rule 144A(d)(4) under the Securities Exchange Act (Indenture Section 11.12);

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                (V)     the delivery to the Indenture Trustee of an Officer's
        Certificate and Opinion of Counsel in connection with the consolidation or merger of the Issuer, or conveyance or transfer of any of its properties substantially as an entirety to any Person (Indenture Section 11.14);

                (W) the taking of all actions necessary to obtain and maintain a perfected lien on and security interest in the Collateral in favor of the Indenture Trustee, and all related actions listed in
        Section 13.01 of the Indenture (Indenture Section 13.01);

                (X)     the recording of the Indenture, if applicable (Indenture
        Section 13.01);

                (Y) delivery of an Officer's Certificate in connection with the release of the Collateral (Indenture Section 13.07);

                (Z) delivery of Opinions of Counsel regarding the Collateral (Indenture Section 13.09);

                (AA) the identification to the Indenture Trustee in an Officer's Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Indenture Section 13.10);

                (BB) the delivery to the Indenture Trustee of a copy of each agreement with a Noteholder to provide for a method of payment or notices different from that provided for in the Indenture (Indenture
        Section 14.06);

                (CC) the deposit of Receivables Sales Proceeds, if any, for any Series of Notes into the applicable Interest Funding Account (Indenture Supplement);

                (DD) the calculation of the Collateral Amount of each Series of Notes and the Available Subordinated Amount (Indenture Supplement); and

                (EE) the appointment of the Calculation Agent (Indenture Supplement).

                (FF) notify the Rating Agencies and the Indenture Trustee of any Event of Default under the Indenture, any Insolvency Event with respect to the Transferor or the Servicer and any Servicer Default under the Transfer and Servicing Agreement, in each case, as notice of such events is to be provided by the Issuer to the Rating Agencies or the Indenture Trustee, as the case may be, pursuant to the terms of the Transaction Documents.

                (ii)    The Administrator will:

                (A) pay the Indenture Trustee from time to time reasonable compensation for all services rendered by the Indenture Trustee under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

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                (B)     except as otherwise expressly provided in the Indenture,
        reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of the Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

                (C) indemnify the Indenture Trustee, and hold it harmless against, any losses, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Indenture, including the costs and expenses of defending themselves against any claim or liability (whether asserted by the Issuer, the Servicer, any Holder or any other Person) in connection with the exercise or performance of any of its powers or duties under the Indenture; and

                (D) indemnify the Owner Trustee and its agents for, and hold them harmless against, any losses, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the transactions contemplated by the Trust Agreement, including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the Trust Agreement.

        (b) ADDITIONAL DUTIES. (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations and shall prepare or shall cause the preparation by other appropriate persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. In furtherance thereof, the Owner Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Owner Trustee and the Issuer for the purpose of executing on behalf of the Owner Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to Section 5 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capability of the Administrator.

                (i) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee and the Paying Agent in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner. Any such notice shall specify the amount of any withholding tax required to be withheld by the Paying Agent pursuant to such provision.

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                (ii)    In carrying out the foregoing duties or any of its other
obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

        (c) NON-MINISTERIAL MATTERS. (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                (A)     the amendment of or any supplement to the Indenture;

                (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                (C) the amendment, change or modification of the Related Agreements;

                (D) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                (E)     the removal of the Indenture Trustee.

                (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not, (x) make any payments to the Noteholders under the Related Agreements, (y) sell the Collateral pursuant to the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

        2. RECORDS. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Company at any time during normal business hours.

        3. COMPENSATION. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $500 per month which shall be solely an obligation of the Transferor.

        4. ADDITIONAL INFORMATION TO BE FURNISHED TO ISSUER. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

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        5.      INDEPENDENCE OF ADMINISTRATOR. For all purposes of this
Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

        6. NO JOINT VENTURE. Nothing contained in this Agreement (i) shall constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

        7. OTHER ACTIVITIES OF ADMINISTRATOR. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

        8.      TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF ADMINISTRATOR.
(a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

        (a) Subject to Section 8(e), the Administrator may resign its duties hereunder by providing the Issuer with at least 60 days' prior written notice.

        (b) Subject to Section 8(e), the Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days' prior written notice.

        (c) Subject to Section 8(e), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

                (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten Business Days such assurance of cure as shall be reasonably satisfactory to the Issuer);

                (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

                (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry

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of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

        The Administrator agrees that if any of the events specified in clauses
(ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven days after the happening of such event.

        (d) No resignation or removal of the Administrator pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

        (e) The appointment of any successor Administrator shall be effective only after each Rating Agency confirms in writing that such proposed appointment will not cause a Ratings Effect .

        (f) Subject to Sections 8(e) and 8(f), the Administrator acknowledges that upon the appointment of a Successor Servicer pursuant to the Transfer and Servicing Agreement, the Administrator shall immediately resign and such Successor Servicer shall automatically become the Administrator under this Agreement.

        9. ACTION UPON TERMINATION, RESIGNATION OR REMOVAL. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) or the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

        10. NOTICES. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

        (a)     if to the Issuer or the Owner Trustee, to:

                CNH WHOLESALE MASTER NOTE TRUST
                c/o The Bank of New York
                101 Barclay Street, Floor 8W
                New York, New York 10286
                Attention: Corporate Trust Administration-
                           Asset Backed Finance Unit

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        (b)     if to the Administrator, to:

                Case Credit Corporation
                233 Lake Avenue
                Racine, Wisconsin 53403
                Attention: Treasurer

        (c)     if to the Indenture Trustee, to:

                JPMorgan Chase Bank
                4 New York Plaza, 6th Floor
                New York, New York 10004
                Attention: Institutional Trust Services Group

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

        11. AMENDMENTS. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Owner Trustee, without the consent of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided that such amendment will not, in an Opinion of Counsel satisfactory to the Indenture Trustee [and an Officer's Certificate of the Administrator], materially and adversely affect the interest of any Noteholder. This Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee with prior written notice to each Rating Agency and with the written consent of the Owner Trustee and the holders of Notes evidencing at least a 66 2/3% of the Outstanding Dollar Principal Amount, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or
(ii) reduce the aforesaid percentage of the holders of Notes which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the permission of the Transferor, which permission shall not be unreasonably withheld.

        12. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and subject to receipt evidence that the Rating Agency Condition has been satisfied with respect thereto. An assignment with such consent and confirmation, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that:

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                (a)     the Person formed by such consolidation or into which
the Administrator is merged or the Person which acquires by conveyance or transfer the properties and assets of the Administrator substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Administrator is not the surviving entity, such Person shall assume, by execution of a supplemental agreement hereto, the performance of every covenant and obligation of the Administrator hereunder;

                (b) the Administrator shall have given the Rating Agencies at least 10 days prior notice and the Rating Agency Condition shall have been satisfied with respect to such transaction; and

                (c) the Administrator has delivered to the Indenture Trustee and the Owner Trustee an Officers' Certificate stating that such consolidation, merger, conveyance or transfer complies with this Section 12 and that all conditions precedent herein provided for relating to such transaction have been complied with, and an Opinion of Counsel to the effect that the supplemental agreement referred to in clause (a) above is the legal, valid and binding obligation of the Administrator and the successor Person.

        13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

        14. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

        15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.

        16. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        17. NOT APPLICABLE TO CASE CREDIT CORPORATION IN OTHER CAPACITIES. Nothing in this Agreement shall affect any obligation Case Credit Corporation may have in any other capacity.

        18.     LIMITATION OF LIABILITY OF OWNER TRUSTEE AND INDENTURE TRUSTEE.
(a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by The Bank of New York not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall The Bank of New York in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the

                                       10               ADMINISTRATION AGREEMENT
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performance of any duties or obligations of the Issuer hereunder, the Owner
Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and XI of the Trust Agreement.

        (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Indenture Trustee not in its individual capacity but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it and in no event shall Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

        19. THIRD-PARTY BENEFICIARY. The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

        20. NO PETITION. Each of the Administrator, the Owner Trustee and the Indenture Trustee hereby covenants and agrees that it will not at any time institute against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

                                  * * * * * * *

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        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              CNH WHOLESALE MASTER NOTE TRUST

                              By: THE BANK OF NEW YORK,
                                  not in its individual capacity but
                                  solely as Owner Trustee


                                  By:  /s/ Jon Farber
                                     -------------------------------------------
                                     Name:  Jon Farber
                                     Title:  Assistant Treasurer


                              JPMORGAN CHASE BANK,
                              not in its individual capacity
                              but solely as Indenture Trustee


                              By:  /s/ Joseph M. Costantino
                                 -----------------------------------------------
                                 Name:  Joseph M. Costantino
                                 Title:  Trust Officer


                              CASE CREDIT CORPORATION,
                              as Administrator


                              By:  /s/ Brian O'Keane
                                 -----------------------------------------------
                                 Name: Brian O'Keane
                                 Title: Assistant Treasurer

                                                        ADMINISTRATION AGREEMENT

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                                                                       EXHIBIT A

                                POWER OF ATTORNEY

STATE OF NEW YORK  )

COUNTY OF NEW YORK )

        KNOW ALL MEN BY THESE PRESENTS, that The Bank of New York, a New York banking corporation, not in its individual capacity but solely as owner trustee (the "Owner Trustee") for CNH Wholesale Master Note Trust (the "Trust"), does hereby make, constitute and appoint Case Credit Corporation, as administrator under the Administration Agreement dated September 1, 2003 (the "Administration Agreement"), among the Trust, Case Credit Corporation and JPMorgan Chase Bank, as Indenture Trustee, as the same may be amended from time to time, and its agents and attorneys, as Attorneys-in-Fact to execute on behalf of the Owner Trustee or the Trust any and all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of the Owner Trustee or the Trust to prepare, file or deliver pursuant to the Related Agreements, or pursuant to the Trust Agreement, including, without limitation, to appear for and represent the Owner Trustee and the Trust in connection with the preparation, filing and audit of federal, state and local tax returns pertaining to the Trust, if any, and with full power to perform any and all acts associated with such returns and audits, if any, that the Owner Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restrictions on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements.

        All powers of attorney for this purpose heretofore filed or executed by the Owner Trustee are hereby revoked.

        Capitalized terms that are used and not otherwise defined herein shall have the meanings ascribed thereto in the Administration Agreement.

        EXECUTED this ___ of _____________, 200_.

                                     THE BANK OF NEW YORK,
                                     not in its individual capacity but solely as Owner Trustee


                                     -------------------------------------------
                                     Name:
                                     Title:

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STATE OF ___________    )
                        )
COUNTY OF __________    )

        Before me, the undersigned authority, on this day personally appeared _______________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she signed the same for the purposes and considerations therein expressed.

Sworn to before me this ___
day of _______, 200__.

_____________________________________
Notary Public - State of_____________

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